UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 11, 2008

Piper Jaffray Companies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31720	30-0168701
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Nicollet Mall, Suite 800, Minneapolis, Minnesota		55402
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(612) 303-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

Pursuant to Regulation BTR (Blackout Trading Restriction), Piper Jaffray Companies (the "Company") provided an updated notice to its directors and executive officers today regarding trading restrictions applicable to the directors and executive officers in connection with the Company’s previously-announced decision to change the third party administrator for the Company’s Retirement Plan (the "Plan") from Milliman to Wells Fargo Retirement Plan Solutions. This transition, which was previously scheduled to occur effective October 1, 2008, had been postponed due to market volatility. The Company has now decided to again proceed with the transition from Milliman to Wells Fargo, and the effective date of the transition will be December 1, 2008.

The updated notice provided that in connection with this rescheduled transition, a "blackout period" will be imposed during which employees of the Company will not be able to make any changes to their investments in the Plan or obtain loans or distributions from the Plan. The updated notice also informed the directors and executive officers that they are generally prohibited from trading during the blackout period any Company equity securities acquired in connection with service as a director or executive officer of the Company. The blackout period will begin on November 20, 2008 and is expected to end no later than December 19, 2008.

The person designated by the Company to respond to inquiries about the blackout period is Anne Johnson, Head of Human Resources, and her phone number is (612) 303-8092 and her address is 800 Nicollet Mall, Suite 800, Mail Stop J09N04, Minneapolis, MN 55402.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piper Jaffray Companies

November 11, 2008	By:	James L. Chosy

Name: James L. Chosy
Title: General Counsel and Secretary